FOR IMMEDIATE RELEASE

CONTACT:           THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2009

Philadelphia, PA, February 8, 2010 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported both income from continuing operations and net income attributable to common shareholders of $971,000, or $0.05 per common share-diluted for the first fiscal quarter of 2010 as compared to a loss from continuing operations attributable to common shareholders of $3.3 million, or $0.18 per common share-diluted, and a net loss attributable to common shareholders of $3.2 million, or $0.18 per common share-diluted, for the first fiscal quarter of 2009.

Jonathan Cohen, CEO and President commented, “Our first fiscal quarter showed solid profitability after the two previous quarters were essentially break even.  We are seeing the benefits from having narrowed our focus on our real estate, corporate loans and leasing businesses.  In doing so, we have tailored our approach and our business models to changed economic times, but we have maintained our long-standing objective of developing and growing businesses with scalable platforms.  The financial crisis of 2007-2009 did cause great damage, but we are now seeing many opportunities in our businesses.  Including commitments from institutional and joint venture partners, we have approximately $500.0 million of capital to invest.  As we continue to raise capital in this environment for our managed businesses, including Resource Capital, Resource Real Estate Opportunity REIT, Inc. and Apidos Opportunity Fund, we will focus on profitability across all of our businesses.”

The Company also reported:

•	Capital Fundraising.

-
In December 2009, Resource Real Estate Holdings, Inc. (“Resource Real Estate”) closed its real estate opportunity fund, which focuses on acquiring discounted real estate assets and related debt, having raised $41.4 million.

-	LEAF Financial, Inc. (“LEAF”) also closed LEAF Equipment Finance Fund 4, L.P. in October 2009, having raised $125.7 million.

•
Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc. of which Resource Real Estate will be the external manager.  Resource Real Estate recently filed a second amendment to the originally filed registration statement.

•
Debt Reduction.  As of December 31, 2009, the Company reduced its total consolidated borrowings outstanding to $174.0 million from $608.7 million as of December 31, 2008, a decrease of $434.7 million (71%).  At December 31, 2009, borrowings include $124.9 million of borrowings under a non-recourse credit facility at LEAF, $19.4 million of corporate revolving debt, $13.2 million of senior notes, net of discounts, and $16.5 million of other debt, of which $14.6 million is in mortgage debt secured by the underlying properties.

•
Resource Capital Corp. Follow-On Offering. Resource Capital Corp (NYSE:RSO) (“RCC”), a real estate investment trust for which the Company is the external manager and a shareholder, completed a public offering of 10 million shares of its common stock at a price of $4.50 per share.  RCC received net proceeds, after underwriting discounts but before expenses, of $43.8 million.  Since August 2009, RCC also added an additional $13.9 million of capital through other issuances of its common stock.  The Company is paid a base management fee of 1.5% based on RCC’s equity.

•
Adjusted Revenues and Adjusted Operating Income - Non-GAAP Measures.  For the first fiscal quarter ended December 31, 2009, the Company reported adjusted revenues of $22.9 million as compared to $33.2 million for the first fiscal quarter ended December 31, 2008.  For the first fiscal quarter ended December 31, 2009, the Company reported adjusted operating income of $1.9 million as compared to $5.0 million for the first fiscal quarter ended December 31, 2008.  Adjusted revenues and adjusted operating income excludes a $2.6 million pre-tax fair value gain for the first fiscal quarter ended December 31, 2009 as compared to the inclusion of $1.2 million of pre-tax fair value losses for the first fiscal quarter ended December 31, 2008.  A reconciliation of the Company’s total GAAP revenues and GAAP operating income to adjusted revenues and adjusted operating income is included in Schedule I to this release.

Assets Under Management

The following table details the Company’s assets under management by operating segment, which decreased by $4.2 billion (24%) from December 31, 2008 to December 31, 2009:

At December 31,
	2009	2008
Financial fund management	$ 10.4 billion	$ 14.2 billion
Real estate	1.7 billion	1.7 billion
Commercial finance	1.2 billion	1.6 billion
	$ 13.3 billion	$ 17.5 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Book Value

As of December 31, 2009, the Company’s GAAP book value per common share was $7.89 per share.  Total stockholders’ equity was $142.3 million as of December 31, 2009 as compared to $141.2 million as of December 31, 2008.  Total common shares outstanding were 18,036,643 as of December 31, 2009 as compared to 17,665,259 as of December 31, 2008.

Other Highlights for the First Fiscal Quarter Ended December 31, 2009 and Recent Developments

®
The Company has reduced its borrowings to $174.0 million at December 31, 2009, a decrease of $17.4 million from September 30, 2009.  This decrease primarily reflects an $11.6 million reduction in borrowings on LEAF’s revolving warehouse credit facility and a $7.7 million reduction on one of the Company’s corporate revolving lines of credit.

®
The Company issued $18.8 million of senior notes in a private placement to institutional investors in September and October 2009.  The proceeds were primarily used to reduce the Company’s corporate borrowings on one of its lines of credit.

®
Resource Real Estate completed fundraising for Resource Real Estate Opportunity Fund L.P., (“RREI Opportunity Fund”) a real estate partnership focused on investing in discounted real estate and related debt, having raised $41.4 million. In January 2010, RREI Opportunity Fund acquired a 296 unit multifamily rental property in Houston, Texas.

®	Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 13,127 at December 31, 2009 from 12,794 at December 31, 2008.

®
In January 2010, Resource Real Estate completed the sale of its interest in a property in Minnesota, receiving net proceeds of $811,000.  As a result of the sale, this previously consolidated entity will be deconsolidated thus further reducing the Company’s debt by $1.0 million.

®
LEAF entered into a vendor program relationship with the Life Safety division of Honeywell to provide flexible financing solutions for companies acquiring mass notification, fire, and life safety systems and upgrades.

®
The Company’s Board of Directors authorized the payment of a cash dividend paid on January 29, 2010 in the amount of $0.03 per share on the Company’s common stock to holders of record at the close of business on December 31, 2009.

®	RCC paid a cash dividend of $0.25 per common share for its fourth quarter ended December 31, 2009.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to the securities to be offered by Resource Real Estate Opportunity REIT, Inc. has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  A written prospectus may be obtained by contacting Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP revenues to adjusted revenues and reconciliation of GAAP operating income to adjusted operating income.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	September 30,
	2009	2009
	(unaudited)	(as revised)
ASSETS
Cash	$8,409	$26,197
Restricted cash	2,231	2,741
Receivables	852	1,358
Receivables from managed entities and related parties, net	61,249	55,047
Investments in commercial finance - held for investment, net	1,776	2,429
Investments in commercial finance - held for sale, net	132,621	142,701
Investments in real estate, net	27,631	27,313
Investment securities available-for-sale, at fair value	20,022	19,500
Investments in unconsolidated entities	14,420	16,241
Property and equipment, net	12,689	13,435
Deferred tax assets	45,552	45,656
Goodwill	7,969	7,969
Intangible assets, net	3,441	3,637
Other assets	11,738	11,616
Total assets	$350,600	$375,840

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$32,107	$40,986
Payables to managed entities and related parties	245	1,284
Borrowings	174,030	191,383
Deferred tax liabilities	2,046	2,046
Total liabilities	208,428	235,699

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,761,974 and 27,757,849 shares issued, respectively (including nonvested restricted stock of 531,603 and 552,461, respectively)	272	272
Additional paid-in capital	279,689	277,944
Accumulated deficit	(22,040)	(22,471)
Treasury stock, at cost; 9,193,728 and 9,213,665 shares, respectively	(100,150)	(100,367)
Accumulated other comprehensive loss	(15,517)	(15,560)
Total stockholders’ equity	142,254	139,818
Noncontrolling interests	(82)	323
Total equity	142,172	140,141
Total liabilities and equity	$350,600	$375,840

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2009	2008
REVENUES:		(as revised)
Real estate	$6,947	$6,890
Commercial finance	8,823	15,151
Financial fund management	9,652	9,919
	25,422	31,960
COSTS AND EXPENSES:
Real estate	4,727	5,918
Commercial finance	4,575	7,449
Financial fund management	4,704	5,728
General and administrative	3,432	4,008
Loss (gain) on sales of leases and loans	582	(233)
Provision for credit losses	776	3,744
Depreciation and amortization	2,206	1,547
	21,002	28,161
OPERATING INCOME	4,420	3,799

OTHER (EXPENSE) INCOME:
Impairment losses on investment securities	(929)
Recognized in other comprehensive loss	929
Net impairment losses recognized in earnings	−	(4,923)
Interest expense	(3,817)	(8,399)
Other income, net	570	1,699
	(3,247)	(11,623)
Income (loss) from continuing operations before taxes	1,173	(7,824)
Income tax provision (benefit)	585	(4,146)
Income (loss) from continuing operations	588	(3,678)
Income from discontinued operations, net of tax	−	75
Net income (loss)	588	(3,603)
Add: Net loss attributable to the noncontrolling interests	383	383
Net income (loss) attributable to common shareholders	$971	$(3,220)

Basic income (loss) per share attributable to common shareholders:
Continuing operations	$0.05	$(0.18)
Discontinued operations	−	−
Net income (loss)	$0.05	$(0.18)
Weighted average shares outstanding	18,689	18,221
Diluted income (loss) per share attributable to common shareholders:
Continuing operations	$0.05	$(0.18)
Discontinued operations	−	−
Net income (loss)	$0.05	$(0.18)
Weighted average shares outstanding	18,962	18,221

Dividends declared per common share	$0.03	$0.07

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of tax	$971	$(3,295)
Discontinued operations, net of tax	−	75
Net income (loss)	$971	$(3,220)

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to common shareholders	$971	$(3,220)
Adjustments to reconcile net income (loss) attributable to common shareholders to net cash used in operating activities:
Net impairment losses recognized in earnings	−	4,923
Depreciation and amortization	3,173	2,011
Provision for credit losses	776	3,744
Equity in (earnings) losses of unconsolidated entities	(3,405)	314
Distributions from unconsolidated entities	1,176	1,548
Loss (gain) on sale of leases and loans	582	(233)
Gain on sale of assets	(244)	(3)
Deferred income tax provision (benefit)	34	(1,084)
Equity-based compensation issued	1,120	1,204
Equity-based compensation received	(375)	(103)
Decrease (increase) in commercial finance investments − held for sale	8,386	(23,443)
Change in operating assets and liabilities	(13,431)	(2,441)
Net cash used in operating activities	(1,237)	(16,783)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(118)	(127)
Purchase of commercial finance assets held for investment	−	(41,942)
Payments received on sale of commercial finance assets − held for investment	−	13,881
Purchase of loans and investments	(1,640)	(11,244)
Proceeds from sale of loans and investments	2,274	3,419
Principal payments received on loans	−	2,024
Other	(412)	(3,320)
Net cash provided by (used in) investing activities	104	(37,309)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	45,701	163,095
Principal payments on borrowings	(62,326)	(108,601)
Dividends paid	(540)	(1,234)
Decrease in restricted cash	510	2,268
Purchase of subsidiary stock held by a noncontrolling stockholder	−	(264)
Net cash (used in) provided by financing activities	(16,655)	55,264
(Decrease) increase in cash	(17,788)	1,172
Cash at beginning of year	26,197	14,910
Cash at end of period	$8,409	$16,082

SCHEDULE I

RECONCILIATION OF GAAP REVENUES TO ADJUSTED REVENUES AND RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2009	2008
Revenues:
Real estate	$6,947	$6,890
Commercial finance	8,823	15,151
Financial fund management	9,652	9,919
Total revenues − GAAP	25,422	31,960

Adjustments:
Fair value adjustments (1)	(2,570)	1,218
Adjusted revenues (2)	$22,852	$33,178

Operating income − GAAP	$4,420	$3,799

Adjustments:
Fair value adjustments (1)	(2,570)	1,218
Adjusted operating income (2)	$1,850	$5,017

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
Management of the Company views adjusted revenues and adjusted operating income, both non-GAAP measures, as useful and appropriate supplements to revenues and operating income since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.